SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     This Settlement Agreement and Mutual Release ("Settlement Agreement") is entered into this 21st day of March 1996 by and between Concept Communications, Inc., a Delaware corporation ("Concept"), Tiger Communications Company, L.P., a Delaware limited partnership ("Tiger"), and M/A Burgers, Inc., a California corporation ("M/A Burgers"), with reference to the following circumstances:

     WHEREAS, Concept and Tiger have certain disputes between them, including with reference to certain amounts allegedly due and owing by Concept to Tiger;

     WHEREAS, Concept and M/A Burgers have certain disputes between them; and

     WHEREAS, Concept, Tiger and M/A Burgers, respectively, seek to resolve all disputes between them, and to resolve various other matters, subject to preservation of specific rights and obligations as set forth herein; and

     WHEREAS, Concept, Allied Cellular Systems, Inc., a Delaware corporation, M/A Burgers, and Richard K. Diamond, as Chapter 7 Trustee of the Bankruptcy Estate of Gold'N M Television, Inc., a Delaware corporation, have entered into a Settlement Agreement and Mutual Release, subject to Bankruptcy Court approval (the "Bankruptcy Settlement Agreement").

     NOW, THEREFORE, in consideration of the promises, covenants and representations set forth herein, the adequacy, receipt and sufficiency of which is hereby acknowledged, Concept, Tiger and M/A Burgers hereby agree as follows:

                       I.   CONSIDERATION

     A. Concept will pay to Tiger the sum of $150,000.00, at the Closing as defined in the Bankruptcy Settlement Agreement which date shall be the effective date of this Settlement
Agreement (the "Effective Date").

     B. Except for those rights and obligations arising under this Settlement Agreement, Concept and its subsidiaries and affiliates (except for The Nostalgia Network, Inc., a Delaware corporation) voluntarily, knowingly, and willingly releases, acquits and forever discharges Tiger, all of Tiger's predecessors, successors, assigns, parents, subsidiaries, affiliates, divisions, partners, employees, and all of Tiger's attorneys, accountants, underwriters, investment bankers, representatives and agents (for services performed for Tiger), from any and all claims, actions, causes of action, damages, liabilities, promises, debts, compensation, losses, obligations, duties, costs or expenses of any kind or nature whatsoever, whether known or unknown, anticipated or unanticipated, concealed or hidden, which Concept and/or its subsidiaries and/or its affiliates ever had, now have, or hereafter may have against Tiger, arising out of or relating in any way to any acts, omissions, events, occurrences, statements, failures to act, or breaches of duty, occurring up to and including the Effective Date. Notwithstanding anything to the contrary in this Settlement Agreement, neither Michael E. Marcovsky, Merrick Scott Rayle, Crane Rayle & Lennemann nor any members or partners thereof, or Michael E. Kassan, shall receive any release whatsoever under this Settlement Agreement.

     C. Except for those rights and obligations arising under this Settlement Agreement, Tiger and its subsidiaries, partners and affiliates voluntarily, knowingly, and willingly releases, acquits, and forever discharges Concept, all of Concept's predecessors, successors, assigns, parents, subsidiaries, affiliates, divisions, officers, directors, employees, and all of Concept's attorneys, accountants, underwriters, investment bankers, representatives, and agents (for services performed for Concept), from any and all claims, actions, causes of action, damages, liabilities, promises, debts, compensation, losses, obligations, duties, costs, or expenses of any kind or nature whatsoever, whether known or unknown, anticipated or unanticipated, concealed or hidden, which Tiger and/or its subsidiaries and/or its affiliates ever had, now have, or hereafter may have, against Concept, arising out of or relating in any way to any acts, omissions, events, occurrences, statements, failures to act, or breaches of duty, occurring up to and including the Effective Date. Notwithstanding anything to the contrary in this Settlement Agreement, neither Michael E. Marcovsky, Merrick Scott Rayle, Crane Rayle & Lennemann nor any members or partners thereof, or Michael E. Kassan, shall receive any release whatsoever under this Settlement Agreement.

     D. Except for those rights and obligations arising under this Settlement Agreement, Concept and its subsidiaries and affiliates (except for The Nostalgia Network, Inc., a Delaware corporation) voluntarily, knowingly, and willingly releases, acquits, and forever discharges M/A Burgers, all of M/A Burger's predecessors, successors, assigns, parents, subsidiaries, affiliates, divisions, officers, directors, employees, and all of M/A Burgers' attorneys, accountants, underwriters, investment bankers, representatives, and agents (for services performed for M/A Burger), from any and all claims, actions, causes of action, damages, liabilities, promises, debts, compensation, losses, obligations, duties, costs, or expenses of any kind or nature whatsoever, whether known or unknown, anticipated or unanticipated, concealed or hidden, which Concept and/or its subsidiaries and/or its affiliates (except for The Nostalgia Network, Inc., a Delaware corporation) ever had, now have, or hereafter may have, against M/A Burgers, arising out of or relating in any way to any acts, omissions, events, occurrences, statements, failures to act, or breaches of duty, occurring up to and including the Effective Date. Notwithstanding anything to the contrary in this Settlement Agreement, neither Michael E. Marcovsky, Merrick Scott Rayle, Crane Rayle & Lennemann nor any members or partners thereof, or Michael E. Kassan, shall receive any release whatsoever under this Settlement Agreement.

     E. Except for those rights and obligations arising under this Settlement Agreement, M/A Burgers and its subsidiaries and affiliates voluntarily, knowingly, and willingly releases, acquits, and forever discharges Concept, all of Concept's predecessors, successors, assigns, parents, subsidiaries, affiliates, divisions, officers, directors, employees, and all of Concept's attorneys, accountants, underwriters, investment bankers, representatives, and agents (for services performed for Concept), from any and all claims, actions, causes of action, damages, liabilities, promises, debts, compensation, losses, obligations, duties, costs, or expenses of any kind or nature whatsoever, whether known or unknown, anticipated or unanticipated, concealed or hidden, which M/A Burgers and/or its subsidiaries and/or its affiliates ever had, now have, or hereafter may have, against Concept, arising out of or relating in any way to any acts, omissions, events, occurrences, statements, failures to act, or breaches of duty, occurring up to and including the Effective Date. Notwithstanding anything to the contrary in this Settlement Agreement, neither Michael E. Marcovsky, Merrick Scott Rayle, Crane Rayle & Lennemann nor any members or partners thereof, or Michael E. Kassan, shall receive any release whatsoever under this Settlement Agreement.

                          II.  RECITALS

     A. The parties hereto expressly agree that if they have sustained or should sustain any injury, loss, or damage as a result of any act of the parties released above, to date, or of any act which they are not now aware, or if the loss or damage of which they are now aware, has present or future consequences or results of which they are not now aware, this Settlement Agreement shall nevertheless constitute a full and final release of any claims against the parties released above, and shall apply to and include all such unknown or unsuspected consequences or results. Each of the parties has read and has been fully advised of the contents of Section 1542 of the California Civil Code, which provides:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially effected his settlement with the debtor.

Each of the parties expressly waives any and all rights and benefits of this Section.

     B. This Settlement Agreement and any proceedings taken hereunder are not and shall not in any way be construed as or deemed to be evidence or any admission or concession of wrongdoing or liability on the part of any party, or their counsel or any of them.

     C. Any notice or other communications required or permitted under this Settlement Agreement shall be in writing, shall be delivered personally, telegraphed, telexed, or sent by electronic facsimile transfer, or sent by certified, registered or overnight mail or courier, postage pre-paid, and shall be deemed given on the earlier of the day actually received or close of business on the second business day next following the day when deposited with an overnight courier or the close of business on the fifth business day when deposited in the United States mail, postage pre-paid, certified or registered, addressed as set forth below:

If to Concept:      Michael M. Sebold
                    Concept Communications, Inc.
                    650 Massachusetts Avenue, N.W.
                    Washington, D.C.   20001

With a copy to:     Stephen D. Alexander, Esq.
                    Fried, Frank, Harris, Shriver & Jacobson
                    725 South Figueroa Street, Suite 3890
                    Los Angeles, CA   90017

If to Tiger:        Tigrow Corp.
                    2121 Avenue of  the Stars, 18th Floor
                    Los Angeles, CA   90067

With a copy to:     Brian J. McCarthy, Esq.
                    Skadden, Arps, Slate, Meagher & Flom
                    300 South Grand Avenue, Suite 3400
                    Los Angeles, CA   90071

If to M/A Burgers:  Mr. David Lee
                    M/A Burgers, Inc.
                    150 S. El Camino Drive
                    Beverly Hills, CA  90212

With a copy to:     Brian J. McCarthy, Esq.
                    Skadden, Arps, Slate, Meagher & Flom
                    300 South Grand Avenue, Suite 3400
                    Los Angeles, CA   90071


     D. Waiver of any term or condition of this Settlement Agreement by any parties shall only be effected if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term of condition of this Settlement Agreement.

     E. This Settlement Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors. No person other than the parties and their successors is intended to have any right under the Settlement
Agreement.

     F. This Settlement Agreement shall be construed in accordance with the laws of the State of California (without regard to conflict of law principles). The parties hereby consent to the exclusive jurisdiction of the federal and state counts located in the Central District of California over all disputes arising from the interpretation, performance of, and compliance with this Agreement.

     G. This Settlement Agreement contains the entire understanding and Agreement of the parties with respect to the subject matter hereto and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties or their representatives, oral or written, respecting such subject matter.
No amendment, modification, or cancellation of any term or condition of this Settlement Agreement shall be effected unless executed in writing by the parties hereto.

     H. Each party to this Settlement Agreement acknowledges that it has been represented by independent legal counsel of its own choice throughout all of the negotiations that have preceded the execution of this Settlement Agreement, and that is has executed this Settlement Agreement with the consent and upon the advice of such independent legal counsel.

     I. Each party hereto agrees to indemnify and hold harmless the other, and its respective directors, officers and employees, from and against any losses, claims, demands, damages, costs or liabilities incurred by any of them arising out of or relating to their performance or failure to perform under this Settlement Agreement ("Liabilities"), except where such Liabilities have resulted from a breach of the terms of this Settlement Agreement by the party seeking indemnification (or any director, officer or employee of such party).

     J. Each of the parties hereto covenants and agrees that, at any time, and from time to time after the date hereof, it shall execute, or cause to be executed, such additional documents and instruments and take, or cause to be taken, such action as may be reasonably requested by the other parties hereto to confirm or evidence or otherwise carry out the intent and purposes of this Settlement Agreement.

     K. Each signatory to this Settlement Agreement acknowledges that he or she has read this Settlement Agreement and assents to all of the terms and conditions contained herein without any reservation whatsoever and that he or she has had the same explained to him or it by its own counsel, will have answered any and all question which have been asked of him or her with regard to the meaning of any of the provisions hereof.

     L. Each signatory to this Settlement Agreement warrants and represents that he or she is fully physically able and mentally competent to execute this Settlement Agreement and has a full and complete understanding of its terms.

     M. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been executed and entered into by the Parties on the date first hereinabove mentioned.



APPROVED AS TO FORM
ON BEHALF OF
TIGER COMMUNICATIONS, L.P.

Dated:              , 1996

                                   Tiger Communications
                                   Company, L.P.


By:  /s/ BRIAN J MCCARTHY          By: /s/ TIGROW CORP.
     Brian J. McCarthy



APPROVED AS TO FORM
ON BEHALF OF
CONCEPT COMMUNICATIONS INC.

Dated: March 21, 1996

                                   Concept Communications, Inc.


By: /s/ STEPHEN D. ALEXANDER       By: /s/ DONG MOON JOO
    Stephen D. Alexander               Dong Moon Joo



APPROVED AS TO FORM
ON BEHALF OF
M/A BURGERS, INC.

Dated:              , 1996

                                        M/A Burgers, Inc.


By: /s/ BRIAN J. MCCARTHY               By: /s/ DAVID LEE
     Brian J. McCarthy

                Amendment to Settlement Agreement
       By and Between Concept Communications, Inc., Tiger
           Communications, L.P., and M/A Burgers, Inc.

                      Dated March 21, 1996

      All the terms of the Agreement remain the same except the Parties further agree that the Parties shall keep the terms of the Agreement confidential except with respect to (1) disclosure to each Party's attorneys, accountants, or taxing authorities;
(2) as required by applicable state and federal securities laws and regulations; (3) otherwise required by law, provided that the Party permitted to make disclosure hereunder (with respect to (2) and (3)) shall use their best efforts to give notice of the disclosure to the other Parties in advance of the disclosure; or
(4) the parties to the Bankruptcy Settlement Agreement.

     IN WITNESS WHEREOF, this Amendment to the Agreement has been executed and entered into by the Parties on the date first hereinabove mentioned.


APPROVED AS TO FORM
ON BEHALF OF
TIGER COMMUNICATIONS, L.P.

Dated:              , 1996

                                   Tiger Communications
                                   Company, L.P.


By:  /s/ BRIAN J. MCCARTHY         By: /s/ TIGRO CORP.
     Brian J. McCarthy                Tigrow Corpor., Its
                                      General Parther


APPROVED AS TO FORM
ON BEHALF OF
CONCEPT COMMUNICATIONS INC.

Dated: March 21, 1996

                                  Concept Communications, Inc.


By:  /s/ STEPHEN D. ALEXANDER     By: /s/ DONG MOON JOO
     Stephen D. Alexander             Dong Moon Joo

APPROVED AS TO FORM
ON BEHALF OF
M/A BURGERS, INC.

Dated:              , 1996

                                  M/A Burgers, Inc.


By: /s/ BRIAN J. MCCARTHY         By: /s/ DAVID LEE
     Brian J. McCarthy